EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-39743), of Capital Trust, Inc. (f/k/a California Real Estate Investment Trust) of our report, dated February 14, 1997, with respect to the consolidated balance sheet of Capital Trust and Subsidiaries (f/k/a California Real Estate Investment Trust) as of December 31, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996 and 1995.



                                                 /s/  PricewaterhouseCoopers LLP




San Francisco, California
February 18, 1999